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Agenda
Introduction
• Maria Riley, Investor Relations
Results Overview
• Lee Chen, CEO, President and Founder
Q1 2016 Financial Results & Q2 2016 Business Outlook
• Greg Straughn, CFO
Q & A
• Lee Chen, CEO, President and Founder
• Greg Straughn, CFO
• Ray Smets, VP – Worldwide Sales
©A10 Networks, Inc.
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Thank you all for joining us today. I am pleased to welcome you to A10 Networks' first quarter 2016 financial results conference call. This call is being recorded and webcast live and may be accessed for one year via the A10 Networks website, www.a10networks.com.

Joining me today are A10's Founder & CEO, Lee Chen; A10's CFO, Greg Straughn; and our VP of Worldwide Sales, Ray Smets.

Before we begin, I would like to remind you that shortly after the market closed today, A10 Networks issued a press release announcing its first quarter 2016 financial results. Additionally, A10 published a presentation along with its prepared comments for this call and supplemental trended financial statements. You may access the press release, presentation with prepared comments, and trended financial statements on the investor relations section of the company's website www.a10networks.com.

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A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 3 | P a g e During the course of today’s call, management will make forward-looking statements, including statements regarding our projections for our second quarter operating results, our expectations for future revenue growth, profitability and operating margin, expectations of customer buying patterns and the general growth of our business. These statements are based on current expectations and beliefs as of today, April 28, 2016. A10 disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control that could cause actual results to differ materially. We disclaim any obligation to update these forward- looking statements as a result of future events or otherwise. For a more detailed description of these risks and uncertainties, please refer to our most recent 10-K filed on March 1st.

A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 4 | P a g e Please note that with the exception of revenue, financial measures discussed today are on a non-GAAP basis and have been adjusted to exclude certain charges. A reconciliation between GAAP and non-GAAP measures can be found in the press release issued today and on the trended quarterly financial statements posted on the company’s website. We will provide our current expectations for the second quarter of 2016 on a non-GAAP basis. However, we will not make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with respect to the charges, which are excluded from these non-GAAP measures. Before I turn the call over to Lee, I’d like to announce that management will present at the JP Morgan Technology, Media, and Telecom Conference in Boston on May 24th, the DA Davidson Annual Technology Forum in New York on June 1st, and the Bank of America Merrill Lynch 2016 Global Technology Conference in San Francisco in June. We hope to see many of you there. Now I would like to turn the call over to Lee for opening remarks.

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A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 6 | P a g e The first quarter was a strong start to the year as we continued to build on our solid momentum. Total revenue in the quarter grew 22% year-over-year to 53.8 million dollars. Our growth was driven primarily by the continued adoption of our platform in public and private cloud deployments and high-end security-focused Thunder products. This includes continued strong growth of our Thunder TPS DDoS protection solution and 29% year-over-year enterprise growth. With our continued topline growth and disciplined approach to managing costs, we improved our bottom line by 55% year-over-year and generated strong cash flow from operations. Looking at our topline in more detail, product revenue grew 19% over last year to 36.4 million dollars, which is our second highest-level coming off our record performance last quarter. From a geographic standpoint, we achieved 29% year-over-year revenue growth in the U.S. and 23% growth in Japan. We are particularly pleased with our performance in Japan, as we closed a new TPS deal with one of our marquee service provider customers, as well as achieved 31% enterprise bookings growth in this region. Overall we delivered a strong quarter, added more than 150 new customers and continued to grow our footprint within our existing customer base.

Select Customer Wins
U.S. Based Online Digital Content Provider
– Thunder ADC with SSL offload; scalable deployment to handle increase in traffic
Security as a Service Company
– IPsec Solution; expanded footprint to include IPsec between global data centers to alleviate packet loss
Online Gaming Company
– Thunder ADC with SSL offload; expanding footprint, scalability, flexibility, and efficiency
Large Global Video-Sharing Website
– Thunder TPS DDoS
Global Cloud Infrastructure Service Provider
– Thunder CGN; global deployment for new datacenters as part of critical infrastructure
A10
©A10 Networks, Inc.
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To expand on this, I would like to share with you a few recent customer wins that demonstrate the power of our ACOS platform in building application networking solutions, software as a service and public and private cloud infrastructures:

- A U.S.-based online digital content provider deployed A10's Thunder ADC with SSL offload, to replace an incumbent solution and efficiently scale their network to manage a large increase in SSL traffic. They were particularly impressed with our auto-generating open API capabilities and command line interface. They also had confidence that our ACOS platform has the flexibility to meet current and future requirements as their business continues to grow.
- We continued to expand our footprint within one of our security-as-a-service customers. This customer was looking for a new IPsec solution because the incumbent vendor was losing packets between global data centers. In this win, we displaced a competitor with our Thunder solution to help improve the security performance while meeting their high traffic demands.
- An online gaming company selected our Thunder ADC with SSL offload to process the high volume SSL traffic that is generated in their worldwide data centers. I'd like to point out that we first won this customer's business in 2015 with our Thunder TPS solution. Their adoption of our ADC demonstrates our ability to grow within our customers as they recognize and appreciate the scalability, flexibility and efficiency inherent in the A10 platform.
- A large global video-sharing website selected our Thunder TPS DDoS protection solution to protect against a growing quantity of attacks. A10 was selected given our ability to scale against growing DDoS attacks, integrate with their existing tools using our open API, and improve overall network visibility.
- And lastly, a cloud infrastructure service provider is rolling out our Thunder CGN solution globally to all new data centers as part of their critical infrastructure. This rollout continues to demonstrate A10's value in building out top public cloud infrastructure.

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A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 8 | P a g e We ended the quarter with a strong backlog and our opportunity pipeline has continued to grow. Contributing to our success is our ability to partner with our customers to drive innovation that addresses their evolving needs and influences the direction of the industry. We continue to execute on our technology vision and leverage our ACOS Harmony platform to expand our high performance security and software solutions.

Thunder Convergent Firewall
aGalaxy Centralized Management System
THUNDER CFW
High-Performance
Convergence of
Convergence of
Convergence of
Explicit Proxy
SSL Insight
URL Filtering
DDoS Protection
Stateful Firewall, ALG
ADC
DDoS Protection
Gi/SGi Interface Protection
CGNAT
VPN Tunnels Across Internet
Secure Web Gateway
Data Center Firewall
Gi/SGi Firewall
IPsec Site-to-Site VPN
©A10 Networks, Inc.

During the quarter we brought several new products to market:

- We launched our Thunder Convergent Firewall, an inclusive standalone high-performance security product built on A10's ACOS Harmony platform. Thunder CFW is a software-based converged security solution for service providers, cloud providers and large enterprises that helps stop cyberattacks and web application attacks at scale. CFW became available for purchase in April, and we are encouraged by the early interest from our large installed base.
- We also recently launched Thunder SSL Insight, a new standalone security product. This new appliance is built on our advanced SSL inspection technology and ACOS Harmony Platform. A10's SSL Insight solution offers high-performance SSL decryption and comprehensive policy management. Encrypted Internet traffic has grown significantly in recent years due to security and privacy concerns. Our standalone Thunder SSL Insight solution is designed for customers looking for a high-volume dedicated SSL solution to eliminate blind spots in corporate defenses.

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Expanded Scalability and Flexibility for Lower TCO
High-performance 4th Gen ADC Hardware
Agile software-based ADC for Bare Metal
©A10 Networks, Inc.

- We also kicked off the first phase of our fourth generation hardware refresh with the launch of six new Thunder Series appliances, including the industry's fastest single rack unit ADC. These fourth-generation appliances offer more options for entry-level, upper mid-range and high-end appliances and greater price/performance and scalability.
- And lastly, we recently launched Thunder ADC for Bare Metal. Our newest ADC software offering can be deployed on commodity off-the-shelf servers without using a hypervisor, enabling on-demand deployment. This provides large enterprises and cloud service providers the ability to streamline their datacenter operations by choosing their own bare metal hardware and still gain the flexibility and scalability of A10's ACOS Harmony platform.

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A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 11 | P a g e In summary, we believe our product vision, built on our ACOS Harmony platform, is in direct alignment with the trends we see in the market today. We are encouraged by our continued progress in the market and pleased with our execution and first quarter results. We continued to make solid strides in executing our growth strategy to build a strong foundation for long- term growth, while at the same time, improving our bottom line.

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A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 13 | P a g e First quarter revenue grew to 53.8 million dollars, up 22% compared with 44.0 million dollars in the prior year. Deferred revenue grew 25% year-over-year and 3% sequentially to reach a record 74.8 million dollars.

A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 14 | P a g e First quarter product revenue grew 19% year-over-year to reach 36.4 million dollars, representing 68% of total revenue. This compares with 30.5 million dollars, or 69% of total revenue in the prior year first quarter. Service revenue grew 29% year-over-year to reach 17.4 million dollars, or 32% of total revenue, compared with 13.5 million dollars, or 31% of total revenue, in the first quarter of 2015. From a geographic standpoint, first quarter revenue from the United States grew 29% year- over-year to reach 29.6 million dollars, representing 55% of total revenue. First quarter revenue from Japan was 10.9 million dollars, or 20% of revenue, and increased 23% year-over-year. Revenue from APAC (excluding Japan) was up 47% year over year to reach 6.7 million dollars, or 13% of total revenue. And revenue from EMEA was 5.1 million dollars, or 9% of total revenue, compared with 6.2 million dollars, or 14% of revenue in the first quarter of 2015. Our enterprise and service provider revenue split this quarter was 60% and 40% of total revenue, respectively. We achieved record enterprise revenue of 32.2 million dollars, representing a 29% increase from Q1 of last year. Service provider revenue came in at 21.6 million dollars, up 14% when compared with 19.0 million dollars in the first quarter of 2015.

A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 15 | P a g e As we move beyond revenue, all further metrics discussed on this call are on a non-GAAP basis, unless stated otherwise. We delivered first quarter total gross margin of 76.1%, within our expected range of 75% to 77%. This compares with total gross margin of 76.6% in Q1 of 2015 and 76.4% in Q4 of 2015. Product gross margin was 76.2% in Q1 of 2016, down roughly 80 basis points from Q1 of 2015 and up 40 basis points from the fourth quarter of 2015. Our services gross margin came in at 75.9%, an increase of 40 basis points versus Q1 of 2015, and down 190 basis points versus Q4 of 2015, as we continued to invest in professional services.

A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 16 | P a g e We ended the quarter with staff of 831, up slightly from 826 at the end of Q4. First quarter non-GAAP operating expenses were 44.9 million dollars or 83.5% of revenue, compared with 46.4 million dollars or 82% of revenue in the prior quarter. Operating expenses grew 5% compared with the first quarter of last year. First quarter non-GAAP operating loss was approximately 4.0 million dollars, compared with a loss of 3.2 million dollars in the fourth quarter of 2015. It is worth noting that our first quarter GAAP operating expenses included legal fees and a settlement payment related to a securities claim that was recently settled. Our non-GAAP net loss in the first quarter was 4.1 million dollars or 6 cents per share, beating our guided range of 7 to 9 cent per share. Q1’s net loss represents a 55% improvement when compared with a loss of 9.1 million dollars or 15 cents per share in the first quarter of 2015. Basic and diluted weighted outstanding shares for the first quarter were approximately 64.3 million shares.

A10 Networks – Q1 2016 Earnings - Thursday, April 28, 2016 17 | P a g e Moving to the balance sheet, at March 31, 2016 we had 107.5 million dollars in total cash and marketable securities, a 9.4 million dollar increase from the end of December, and up 21.9 million dollars compared with March 31, 2015. During the quarter, cash generated from operations was 10.4 million dollars, reflecting a strong collections quarter. Average days sales outstanding were 85 days, up four days from the prior quarter.

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